EXHIBIT 23.1

                     CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-42996) of OmniVision Technologies, Inc. of our reports dated June 5, 2001 relating to the consolidated financial statements and financial statement schedules, which appear in this Annual Report on Form 10-K.


/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP
San Jose, California
July 19, 2001